Exhibit 99.1

                VaxGen Releases Third-Quarter Financial Results

BRISBANE, Calif., Nov. 5 -- VaxGen, Inc. today announced a net loss of $7.8 million, or 54 cents per share excluding non-cash charges, for the third quarter ended September 30, 2002, compared with a net loss of $6.2 million, or 44 cents per share excluding non-cash charges, in the third quarter of 2001. The increase in the loss was primarily associated with the hiring of additional manufacturing, regulatory and quality control personnel to prepare for the commercialization of the company's AIDS vaccine candidate, if it proves successful. The loss also reflects an increase in insurance premiums.

The company ended the third quarter with $26.2 million in cash and investment securities, compared with $35.8 million at the end of the previous quarter. The most recent cash and investment securities balances do not include cash from a $13.6 million anthrax vaccine contract awarded on September 30, 2002. VaxGen expects to begin recording revenue and collecting payments from the contract in the fourth quarter of 2002.

Contract revenue, or grant revenue, was $132,000 for the most recent quarter, compared with no revenue during the same quarter in 2001. The revenue came from an existing grant from the National Institutes of Health (NIH) to develop an AIDS vaccine formulation against HIV subtype C.

Including non-cash charges associated with the company's $20 million redeemable convertible preferred stock financing, which closed in May 2001, the net loss applicable to common shareholders for the quarter ended September 30, 2002 was $8.5 million, or 59 cents per share. That compares with a net loss applicable to common shareholders of $6.9 million, or 49 cents per share, including non-cash charges, for the quarter ended September 30, 2001.

For the nine months ended September 30, 2002, VaxGen reported a net loss of $21.4 million, or $1.49 cents per share excluding non-cash charges, versus a net loss of $18 million, or $1.27 cents per share excluding non-cash charges, in the corresponding period of 2001. The net loss applicable to common shareholders came to $23.6 million, or $1.64 per share including non-cash charges, compared with a net loss applicable to common shareholders of $19.7 million, or $1.40 cents per share including non-cash charges, for the corresponding period in 2001.

      Since the beginning of the third quarter, VaxGen has:

      o Been selected to develop a new anthrax vaccine for the National Institutes of Health. The $13.6 million contract makes VaxGen eligible for a second contract of the same value and positions the company to bid on a third, much larger contract next year to produce an emergency stockpile of 25 million doses of anthrax vaccine. If VaxGen successfully develops and licenses the anthrax vaccine, the company would also seek to sell it to other approved governments and private customers.

      o Completed the final scheduled safety review of its Phase III AIDS vaccine trial in Thailand. The independent organization that oversees VaxGen's Phase III trials found that the company's AIDS vaccine candidate continues to exhibit a good safety profile and that retention of volunteers in the Thai study remained above expectations.

      o Begun construction of a manufacturing facility in South San Francisco that will be used to license and manufacture the initial doses of VaxGen's AIDS vaccine candidate if it proves effective in an ongoing Phase III trial. VaxGen estimates that the facility, the construction of which is being funded primarily by its joint venture, Celltrion, Inc., will be capable of making up to 10 million doses per year of the vaccine candidate, AIDSVAX, and also may be used to manufacture the anthrax vaccine.

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      o     Been awarded a $3.3 million contract to supply AIDSVAX to a forthcoming Phase III trial in Thailand funded by the National Institutes of Health and conducted by the U.S. Army. The majority of the contract award will be accrued in 2003. The trial is scheduled to begin enrolling volunteers in March 2003 and will combine VaxGen's AIDSVAX with ALVAC, an AIDS vaccine from Aventis Pasteur.

VaxGen will hold a conference call and webcast today at noon, EST, to discuss its third-quarter results. Participants are asked to dial in to the live call five minutes before the start of the presentation. The following phone numbers will provide access to the call or a taped version, which will be available until December 31, 2002.

Live Call: Domestic:       800-915-4836
           International:  973-317-5319
           No passcode required.

Replay:    Domestic:       800-428-6051
           International:  973-709-2089
           Passcode:       261231 required.

The webcast can be found by clicking on "Third-Quarter Conference Call and Webcast" under "Company Presentations" in the Investor Relations section of VaxGen's web site at www.vaxgen.com. This will bring up a window from CCBN. Then click on the webcast link to view the accompanying slide presentation.

About VaxGen

VaxGen is focused on the commercial development of biologic products for the prevention and treatment of human infectious diseases and is currently developing vaccines against HIV/AIDS and anthrax. VaxGen is the only company with HIV/AIDS vaccine candidates in Phase III clinical trials. The two trials, involving nearly 8,000 volunteers in the United States, Canada, the Netherlands, Puerto Rico and Thailand, are designed to determine if VaxGen's AIDSVAX investigational vaccines can prevent humans from becoming infected with HIV, the virus that causes AIDS. VaxGen is also developing an anthrax vaccine for the National Institutes of Health.

VaxGen is the largest shareholder of Celltrion, Inc., a joint venture created to provide manufacturing services, principally for products produced in mammalian cell culture, including AIDSVAX. VaxGen is located in Brisbane, Calif. For more information, please visit the company's web site at: www.vaxgen.com. NOTE:
AIDSVAX(R)is a registered trademark of VaxGen.

This press release contains "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements include without limitation statements regarding the progress, costs, timing and results of the anthrax contract with NIH; the timing of payments to be received from the NIH; the progress, costs, timing and results of either of our Phase III clinical trials; the ability to manufacture and supply AIDSVAX or any other vaccine candidate or product; our ability to commercialize AIDSVAX or any other vaccine candidate or product; domestic and foreign regulatory approvals of AIDSVAX or any other vaccine candidate or product; our ability to manage our foreign manufacturing joint venture; and our beliefs regarding the future success of AIDSVAX and other products currently under development or proposed to be developed. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated. Reference should be made to VaxGen's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 14, 2002, under the heading "Risk Factors" and to VaxGen's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 1, 2002, under the heading "Business" for a more detailed description of such factors. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. VaxGen undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of anticipated events.

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VaxGen, Inc.
Condensed Statements of Operations (unaudited)
(In thousands, except for per share data)

                                                                    Nine          Nine
                                      Quarter       Quarter        Months        Months
                                       Ended         Ended         Ended         Ended
                                     Sept. 30,     Sept. 30,     Sept. 30,     Sept. 30,
                                        2002          2001          2002          2001
                                     ----------    ----------    ----------    ----------
Revenues:
Contract revenue                     $      132    $       --    $      370    $      421

Operating Expenses:

Research and development                 (4,942)       (4,463)      (13,898)      (12,713)
General and administrative               (3,608)       (2,494)       (9,677)       (8,212)
                                     ----------    ----------    ----------    ----------
Loss from operations                     (8,418)       (6,957)      (23,205)      (20,504)

Other income, net                           658           765         1,817         2,527
                                     ----------    ----------    ----------    ----------
  Net loss                               (7,760)       (6,192)      (21,388)      (17,977)
                                     ----------    ----------    ----------    ----------

Charges attributable to redeemable
 convertible preferred stock               (766)         (730)       (2,236)       (1,733)
                                     ----------    ----------    ----------    ----------
  Net loss applicable to common
   shareholders                      $   (8,526)   $   (6,922)   $  (23,624)   $  (19,710)
                                     ==========    ==========    ==========    ==========
Net loss per share, basic and
 diluted                             $    (0.54)   $    (0.44)   $    (1.49)   $    (1.27)
                                     ==========    ==========    ==========    ==========
Net loss per share applicable to
 common shareholders, basic and
 diluted                             $    (0.59)   $    (0.49)   $    (1.64)   $    (1.40)
                                     ==========    ==========    ==========    ==========
Weighted average shares used in
 computing basic and diluted loss
 per share                               14,472        14,184        14,378        14,118
                                     ==========    ==========    ==========    ==========

VaxGen, Inc
Condensed Balance Sheets (unaudited)
(In thousands)

                                      September 30,     Dececember 31,
                                          2002              2001
                                      -------------     --------------

Assets:
Cash and investment securities        $   26,223        $   48,410
Property and equipment, net                3,232             2,987
Other assets                               2,949             1,975
                                      ----------        ----------
Total Assets                          $   32,404        $   53,372
                                      ==========        ==========

Liabilities and Stockholders'
 Equity:

Current liabilities                   $    5,535        $    4,944
Other liabilities                             --                22
Redeemable convertible preferred
 stock                                    16,878            15,845
Stockholders' equity                       9,991            32,561
                                      ----------        ----------
Total Liabilities and Stockholders'
 Equity                               $   32,404        $   53,372
                                      ==========        ==========